November 10, 2022

Dear Fellow Shareholders:
Digi’s mission is to transform our customers’ work by connecting their people and machines. Digi’s expertise, quality, and secure products help solve mission and business critical machine communications challenges in the most demanding environments.
A record fourth fiscal quarter caps a breakout fiscal year. We are better positioned than ever as an IIoT (Industrial Internet of Things) leader. Digi’s strong team, growth of subscription-based offerings, our diversified customer base, our focus on the industrial marketplace, and the accelerating digital transformation have contributed to our success. Remote presence and heightened automation are lasting priorities for our customers, and Digi will play a crucial role in meeting these needs.
FQ4 2022 Results
We continue to push towards our remaining “100 goals”. We exceeded our $100 million in quarterly revenue goal for the second quarter in a row. We are advancing towards our goals of $100 million in annualized recurring revenue (ARR) and $100 million in annual adjusted EBITDA. ARR as of the end of the quarter on September 30, 2022 set another record at over $94 million, up 149% year-over-year. Growing ARR is a top strategic priority for Digi as it indicates stronger customer value, while providing a ballast of performance predictability. With the acquisition of Ventus a little over a year ago, we jumpstarted our transition as an IIoT solution provider, bolstering ARR and the quality of our quarterly revenue. Our integration of Ventus has gone well with realized cost savings and strong growth potential.
Revenue was a record $106 million, an increase of 34% year-over-year, with contributions from nearly every product line.
Despite ongoing supply chain complications, our operations team helped deliver gross profit margins of 55.8%, an increase of 190 bps year-over-year. Gross profit margin excluding amortization was 57.0% vs. 55.4% a year ago. Inflation remains a headwind, and we are balancing select pricing changes while serving our customers’ interests first to strengthen our long-term relationships.
The combination of record quarterly revenue and strategic expense management generated record quarterly adjusted EBITDA of $22 million, up 82% year-over-year. Adjusted EBITDA margin was 20.7%, an increase of 550 bps year-over-year.

As revenue and margins improve, led by our ARR growth, our earnings per share also improve. In FQ4 2022 we delivered GAAP EPS of $0.31, up 138% year-over-year. On a non-GAAP basis, adjusted EPS was $0.45, up 80% over a year ago.
IoT Products and Services delivered a record $81 million in revenue, up 15% year-over-year. Growth was driven by OEM, Cellular, as well as another consistent quarter of growth from Console Server offerings. ARR was over $14 million, up 8% year-over-year driven by Console Server and Cellular offerings. Gross profit margin was 53.7%, flat year-over-year. Product and customer mix neutralized the effect of the continued supply chain and inflationary headwinds. Operating income grew 180% year-over-year to $18 million, up 61% sequentially.
IoT Solutions posted record revenue of $25 million, up 173% over the prior year. Driven by our acquisition of Ventus, ARR grew to a record $80 million, up 228% year-over-year. Gross profit margin expanded 710 bps year-over-year to 62.7%. Operating loss was $0.6 million, an improvement from $3.0 million a year ago.

Fiscal Full-Year 2022 Results
This was a transformative year for Digi. Ventus was our largest acquisition in company history and further shifted our business model towards a full IIoT solution provider. Digi made strides in automation and scalability through several process improvement initiatives that enhance customer experience. The team executed well, resulting in several record fiscal full-year results.
Digi delivered record revenue of $388 million, an increase of 26% year-over-year.
Throughout the fiscal year, Digi performed well amid the ever-changing supply chain constraints, advocating for part allocations and modifying SKUs to meet customer demand. Gross profit margin for the full-year was 55.7%, an increase of 170 bps over fiscal 2021. Gross profit margin excluding amortization was 57.1% compared to 55.5% in the prior year. While we continue to experience supply challenges, we are seeing some relief on freight charges and more availability of certain components. We have not seen customer demand soften.
As our margin profile improves, so does our profitability. Adjusted EBITDA was a record $79 million, growing 65% over prior year. Adjusted EBITDA margin hit another record at 20.5% for the fiscal year, an increase of 490 bps year-over-year.
Fiscal full-year GAAP EPS was $0.54, up 74% over fiscal 2021. On a non-GAAP basis, adjusted EPS was $1.66. That performance represents an increase of 54% year-over-year.
Both operating segments had strong fiscal years. IoT Products and Services delivered a record $298 million in revenue, an increase of 13% over the prior year driven primarily by our Console Server, Cellular, and OEM offerings. Gross profit margin was 53.8%, down 90 bps year-over-year. This decline was driven by supply chain challenges including higher part prices and increased transportation costs.

Operating income was $42 million, which represents growth of 128% year-over-year driven by higher revenue and disciplined operating expense management.
IoT Solutions posted record revenue of $91 million, an increase of 104% over the prior year. The year-over-year growth largely was driven by the Ventus acquisition completed in November 2021. Gross profit margin was 62.0%, an increase of 1,210 bps over the prior year also attributable to the Ventus acquisition and strong recurring revenue margins. Operating loss in Solutions was $3 million, an improvement from a loss of $8 million a year ago.

Capital Allocation and Balance Sheet Commentary
During fiscal 2022, we paid down $100 million of debt with a $19 million payment in our fiscal fourth quarter. With $35 million in cash and gross debt of $250 million, we had net debt of $215 million as of September 30, 2022.
Cash from operations in fiscal 2022 was $38 million, down 35% year-over-year. This decline was driven by strategic inventory purchases throughout the year. Balance sheet inventory increased significantly and intentionally. Starved for certain components throughout fiscal 2022, Digi was unable to fully capture the record demand we experienced and are still experiencing. Digi has been strategically purchasing components to ensure meeting our customers’ needs. Inventory finished the year at $73 million, up from $62 million at the end of fiscal Q3 2022. Of the inventory on-hand, 46% is components and 54% is finished product. Channel inventory sits at $21.0 million, up sequentially from $20.8 million in fiscal Q3 2022. We feel confident in our ability to deploy our inventory, as backlog now exceeds a record $300 million, up from $250 million at the end of calendar 2021.
Our top capital allocation priority is inventory management, efficiently delivering our products and solutions to our customers. Our second priority is strategic investments to grow our position as a leader in our respective markets. Our third priority is debt reduction given the ongoing uncertainties in the macro environment.

Full IIoT Solution Provider
In this historically tight labor market, companies are looking for new ways to get things done. The days of “set and forget” IIoT are over. Machine security, uptime and connectivity now requires daily, hourly, even by the minute monitoring, for some applications. Digi hardware enabled software solutions reduce the need for some challenging to find labor with automated processes and monitoring. The cost savings and efficiency gained from a Digi solution provide clear return on investment for our customers.
We offer subscription solutions not only in our Solutions segment, but also in Product and Services. Our Cellular offering includes Digi Remote Manager, and our Console Server offering includes Lighthouse Management Software. While the software attach rate in these offerings is relatively low today, there is potential for significantly higher attach rates over the next several years. Our best sales lead in IoT Products and Services is when a customer tries to solve their IIoT requirements on their own, facing challenges with the ongoing monitoring needed to deliver results. Many companies, large and small, do not have a team dedicated to IIoT, but have a clear need for IIoT solutions. We assist customers with what’s becoming a highly desired and necessary solution. We bundle it all with resilient hardware, subscription software and service for reliable and secure connectivity with 24 / 7 monitoring.

Fiscal Q1 2023 and Full-Year 2023 Guidance
We take pride in doing what we say we will do. We have been clear about our growth potential while improving profitability and cash generation. Our guidance assumes continued supply chain constraints and restraining fiscal policies, not a lack of demand. While no company is truly recession proof, past results indicate Digi has a history of being recession resilient.
For the first fiscal quarter of 2023, we expect revenue to be $101 million to $105 million, or growth of 20% to 25% year-over-year. Adjusted EBITDA is expected to be between $20.2 million and $21.7 million. Adjusted EPS is expected to be $0.41 to $0.44 per diluted share, assuming a weighted average share count of 36.7 million shares.
For the full fiscal year 2023, our projected revenue growth is 10%. This reflects continued supply chain constraints and risks of macro-economic conditions globally. Our projected revenue growth is not indicative of the demand we are seeing. Rather our ability to meet demand continues to be constrained by supply chain challenges across the globe. We expect our ARR and adjusted EBITDA to grow faster than our revenue growth.
We provide earnings guidance on a non-GAAP basis as it is difficult to predict with reasonable certainty various items including but not limited to the impact of foreign exchange translation, restructuring, interest and certain tax related events. Given the uncertainty, any of these or other items could have a significant impact on U.S. GAAP results.

Digi has a unique combination of a large and growing market and an increasingly subscription-based solution that is in high demand. Digi customers save money on fuel and labor by accelerating their automation.
A deeply grateful thank you to the Digi team, our partners, our customers, and our shareholders that have placed their trust in our company. We can do great things as individuals, but we can change the world as a team.
A copy of our third fiscal quarter earnings release, which includes reconciliations of GAAP and non-GAAP financial measures in this letter, is included with this letter as Schedule 1 for your convenience.

About Digi International
Digi International (Nasdaq: DGII) is a leading global provider of IoT connectivity products, services and solutions. We help our customers create next-generation connected products and deploy and manage critical communications infrastructures in demanding environments with high levels of security and reliability. Founded in 1985, we’ve helped our customers connect over 100 million things and growing. For more information, visit Digi's website at www.digi.com, or call 877–912–3444 (U.S.) or 952–912–3444 (International).
Forward-Looking Statements
This letter contains forward-looking statements that are based on management’s current expectations and assumptions. These statements often can be identified by the use of forward-looking terminology such as "assume," "believe," "anticipate," "intend," "estimate," "target," "may," "will," "expect," "plan," "potential," "project," "should," or "continue," or the negative thereof or other variations thereon or similar terminology. Among other items, these statements relate to expectations of the business environment in which Digi operates, projections of future performance, perceived marketplace opportunities and statements regarding our mission and vision. Such statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions. Among others, these include risks related to the ongoing supply chain and transportation challenges impacting businesses globally, the ongoing COVID-19 pandemic and efforts to mitigate the same, risks related to ongoing inflationary pressures as well as present concerns about a potential recession and the ability of companies like us to operate a global business in such conditions, risks arising from the present war in Ukraine, the highly competitive market in which our company operates, rapid changes in technologies that may displace products sold by us, declining prices of networking products, our reliance on distributors and other third parties to sell our products, the potential for significant purchase orders to be canceled or changed, delays in product development efforts, uncertainty in user acceptance of our products, the ability to integrate our products and services with those of other parties in a commercially accepted manner, potential liabilities that can arise if any of our products have design or manufacturing defects, our ability to integrate and realize the expected benefits of acquisitions such as our recently completed acquisition of Ventus, our ability to defend or settle satisfactorily any litigation, uncertainty in global economic conditions and economic conditions within particular regions of the world which could negatively affect product demand and the financial solvency of customers and suppliers, the impact of natural disasters and other events beyond our control that could negatively impact our supply chain and customers, potential unintended consequences associated with restructuring, reorganizations or other similar business initiatives that may impact our ability to retain important employees or otherwise impact our operations in unintended and adverse ways, the ability to achieve the anticipated benefits and synergies associated with acquisitions or divestitures and changes in our level of revenue or profitability which can fluctuate for many reasons beyond our control. These and other risks, uncertainties and assumptions identified from time to time in our filings with the United States Securities and Exchange Commission, including without limitation, our Annual Report on Form 10-K for the year ended September 30, 2021 and other subsequent filings, could cause our actual results to differ materially from those expressed in any forward-looking statements made by us or on our behalf. Many of such factors are beyond our ability to control or predict. These forward-looking statements speak only as of the date for which they are made. We disclaim any intent or obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Presentation of Non-GAAP Financial Measures
This letter includes adjusted net income, adjusted net income per diluted share and adjusted EBITDA, each of which is a non-GAAP measure.
We understand that there are material limitations on the use of non-GAAP measures. Non-GAAP measures are not substitutes for GAAP measures, such as net income, for the purpose of analyzing financial performance. The disclosure of these measures does not reflect all charges and gains that were actually recognized by Digi. These non-GAAP measures are not in accordance with, or an alternative for measures prepared in accordance with, generally accepted accounting principles and may be different from non-GAAP measures used by other companies or presented by us in prior reports. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. We believe that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP. We believe these measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP measures. Additionally, Adjusted EBITDA does not reflect our cash expenditures, the cash requirements for the replacement of depreciated and amortized assets, or changes in or cash requirements for our working capital needs.
We believe that providing historical and adjusted net income and adjusted net income per diluted share, respectively, exclusive of such items as reversals of tax reserves, discrete tax benefits, restructuring charges and reversals, intangible amortization, stock-based compensation, other non-operating income/expense, changes in fair value of contingent consideration, acquisition-related expenses and interest expense related to acquisitions permits investors to compare results with prior periods that did not include these items. Management uses the aforementioned non-GAAP measures to monitor and evaluate ongoing operating results and trends and to gain an understanding of our comparative operating performance. In addition, certain of our shareholders have expressed an interest in seeing financial performance measures exclusive of the impact of these matters, which while important, are not central to the core operations of our business. Management believes that Adjusted EBITDA, defined as EBITDA adjusted for stock-based compensation expense, acquisition-related expenses, restructuring charges and reversals, and changes in fair value of contingent consideration is useful to investors to evaluate our core operating results and financial performance because it excludes items that are significant non-cash or non-recurring items reflected in the Condensed Consolidated Statements of Operations. We believe that the presentation of Adjusted EBITDA as a percentage of revenue is useful because it provides a reliable and consistent approach to measuring our performance from year to year and in assessing our performance against that of other companies. We believe this information helps compare operating results and corporate performance exclusive of the impact of our capital structure and the method by which assets were acquired.